Exhibit 3.9

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:02 PM 05/08/2008
FILED 04:02 PM 05/08/2008
SRV 080521860 - 4545165 FILE

CERTIFICATE OF FORMATION

OF

ROBERT’S AMERICAN GOURMET FOOD, LLC

This Certificate of Formation of Robert’s American Gourmet Food, LLC (the “Limited Liability Company”), dated May 8, 2008, is being duly executed and filed by Minji Kim, as an authorized person to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et seq.).

The undersigned, being duly authorized to execute and file this Certificate of Formation, hereby certifies that:

FIRST:                                          The name of the Limited Liability Company is Robert’s American Gourmet Food, LLC

SECOND:                           The address of the registered office of the Limited Liability Company is 160 Greentree Drive, Suite 101, City of Dover, County of Kent, Delaware 19904. The name of its registered agent at such address, required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act, is National Registered Agents, Inc.

THIRD:                                     The Limited Liability Company shall have perpetual existence.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the day and year first written above.

/s/ Minji Kim
Minji Kim
Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:36 AM 07/08/2013
FILED 09:30 AM 07/08/2013 SRV 130851824 – 4545165 FILE

CERTIFICATE OF MERGER

OF

OT ACQUISITION, LLC

WITH AND INTO

ROBERT’S AMERICAN GOURMET FOOD, LLC

* * * * * * * *

The undersigned Limited Liability Company, organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware (the “DLLCA”),

DOES HEREBY CERTIFY:

FIRST: That the name and state of formation of each of the constituent companies of the merger (the “Constituent Companies”) are as follows:

NAME	STATE OF FORMATION
OT Acquisition, LLC	Delaware
Robert’s American Gourmet Food, LLC	Delaware

SECOND: That a Stock Purchase Agreement and Agreement and Plan of Merger (“Agreement of Merger”) by and among Robert’s American Gourmet Food, LLC, a Delaware limited liability company, VMG Pirate’s Booty Blocker, Inc., a Delaware corporation, VMG Equity Partners GP, L.P., a Delaware limited partnership, VMG Tax-Exempt, L.P., a Delaware limited partnership, VMG Partners, LLC, a Delaware limited liability company as Sellers’ Representative, B&G Foods North America, Inc., a Delaware corporation, OT Acquisition, LLC, a Delaware limited liability company, and B&G Foods, Inc., a Delaware corporation, has been approved, adopted, executed and acknowledged by each of the Constituent Companies in accordance with the requirements of Section 18-209 of the DLLCA.

THIRD: That the surviving company in the merger is Robert’s American Gourmet Food, LLC, which will continue its existence as the surviving company under the name Pirate Brands, LLC (the “Surviving Company”).

FOURTH: That the Certificate of Formation of Robert’s American Gourmet Food, LLC, a Delaware Limited Liability Company, immediately prior to the merger shall be the certificate of formation of the Surviving Company until thereafter amended in accordance with the terms thereof and the DLLCA, except that Paragraph First shall be amended to read in its entirety as follows:

“FIRST: The name of the Limited Liability Company is Pirate Brands, LLC.”

FIFTH: That the executed Agreement of Merger is on file at an office of the Surviving Company, the address of which is Four Gatehall Drive, Parsippany, New Jersey 07054.

SIXTH: That a copy of the Agreement of Merger will be furnished by the Surviving Company, on request and without cost, to any member of any domestic limited liability company or any person holding an interest in any other business entity which is to merge.

SEVENTH: That this Certificate of Merger shall be effective on filing with the Secretary of State of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, Robert’s American Gourmet Food, LLC has caused this Certificate of Merger to be executed on this 8th day of July, 2013.

ROBERT’S AMERICAN GOURMET FOOD, LLC

By	/s/ Michael Repole
Name: Michael Repole
Title: President, Authorized Person